IMAX CORPORATION

EXHIBIT 10.20

Richard Gelfond - CEO Compensation Term Sheet

December 20, 2013

Component	Terms

Term	Three years (2014 – 2016)

Salary	$1.1 million annually

Annual Incentive	100% of salary at target ($1.1 million) (Potential payout ranges from 0% - 200% based on performance goals determined annually by the Board)

Long-Term Incentive	$5.2 million annual grant date value
• Stock Options - $3.9 million
• RSUs (time vested) - $1.3 million
Grant timing for 2014 grant: Likely to be expiration of current blackout period.
Stock Options
• Annual stock option grants made in 2014, 2015, and 2016, each vesting by the end of 2016
•

2014 grant vests one-third during each year (pursuant to same vesting schedule as the most recent option agreement), with the last tranche for the applicable year vesting no later December 31 of that year, over 3 years following grant

•

2015 grant vests one-half during each year (pursuant to the same vesting schedule as the most recent option grant), with the last tranche for the applicable year vesting no later than December 31 of that year, over 2 years following grant

• 2016 grant vests (pursuant to the same vesting schedule as the most recent option agreement), fully over one year, with the last tranche vesting no later than December 31, 2016.
RSUs
• Three years of grants made upfront on or around Dec. 31, 2013 ($3.9 million upfront value)
• Grant vests one-third per year over 3 years following grant, based solely on time

Equity Treatment Upon CIC	Unvested equity (stock options and RSUs) vests automatically upon a CIC if employment is terminated without cause or for “good reason” (e.g., diminution of responsibilities, including change of reporting relationship) at any time after the CIC

• Ungranted stock options paid out in cash at grant date value upon a CIC if employment is terminated without cause or for “good reason” (i.e., diminution of responsibilities, including change of reporting relationship) at any time after the CIC

Component	Terms
Post-Termination Option Treatment	Time remaining in which to exercise options following termination of employment:
	•	Termination not-for-cause or resignation for Good Reason – 5, 4, and 3 years, respectively, from end of contract term for 2014, 2015, and 2016 grants
	•	Non-renewal of contract by IMAX on at least substantially the same terms – same as above
	•	Resignation by CEO without Good Reason – 2 years from resignation
Driver	•	Paid by the Company ($100,000)
Miscellaneous	•	Insurance on pension amount – to be clarified
Approximate Annual Target Economic Value	•	Salary - $1.1 million
	•	Annual Incentive - $1.1 million
	•	Long-term Incentive - $5.2 million
	•	Driver - $100,000
	•	TOTAL - $7.5 million
Other	•	Definitions and other terms to continue substantially the same as provided in current employment agreement and to be incorporated into a new long form employment agreement.